UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 16, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2140 Lake Park Blvd.
Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On February 21, 2006, Lennox International Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and the year ended December 31, 2005. A copy of such press release is furnished as Exhibit 99.1 to this report.
     The press release also includes the Company’s restated financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. This restatement is described in Item 4.02 below, which description is incorporated herein by reference.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached hereto as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On February 16, 2006, in connection with the Company’s year-end procedures related to the accounting for futures contracts for copper and aluminum, management of the Company concluded that these futures contracts did not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”, as the Company’s documentation did not fully comply with the requirements set forth in the standard. This conclusion was reviewed with the Audit Committee of the Company’s Board of Directors who concurred with such determination. As a result, the Company has restated previously issued interim (unaudited) financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.
     This determination resulted in two different types of adjustments to the Company’s financial statements. First, the Company recorded an unrealized gain of $23 million pre-tax, or $15 million after-tax, to (gains), losses and other expenses for the year ended December 31, 2005. This resulted in an increase in net income of $6 million, or $0.08 per share, in the first quarter 2005; a decrease in net income of $3 million, or $0.05 per share, in the second quarter 2005; and an increase in net income of $6 million, or $0.09 per share, in the third quarter 2005, by releasing amounts previously recorded in the accumulated other comprehensive income (loss) component of stockholders’ equity. The cumulative impact to previously reported earnings for the nine-month period ended September 30, 2005 is an increase of $9 million. A positive impact to net income of $6 million, or $0.08 per share, also resulted in the fourth quarter 2005.
     Second, the Company realized pre-tax gains of $17 million related to settled futures contracts in 2005. Of these gains, $9 million was previously included in cost of goods sold for the nine-month period ended September 30, 2005 and was reclassified to (gains), losses and other expenses. The amounts of the reclassifications were $2 million, $3 million and $4 million for the first, second and third quarters of 2005, respectively, and had no impact on previously reported net income. For the fourth quarter of 2005, an $8 million gain was recorded in (gains), losses and other expenses.

     In light of the restatement of interim financial information, the consolidated statements of operations and consolidated balance sheets previously issued by the Company as of and for the three months ended March 31, 2005, the three and six months ended June 30, 2005 and the three and nine months ended September 30, 2005 should no longer be relied upon. The press release attached hereto as Exhibit 99.1 includes the Company’s restated interim financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. The following attachments to such press release are hereby incorporated by reference into this Item 4.02: (i) the Futures Contracts Impact on Previously Reported Amounts, (ii) the Consolidated Statements of Operations for the three months ended March 31, 2005, for the three months and six months ended June 30, 2005 and for the three months and nine months ended September 30, 2005, (iii) the Segment Revenues and Operating Profit for the three months ended March 31, 2005, for the three months and six months ended June 30, 2005 and for the three months and nine months ended September 30, 2005 and (iv) the Consolidated Balance Sheets as of September 30, 2005, June 30, 2005 and March 31, 2005. No other information from the press release is incorporated in this Item 4.02.
     The Audit Committee and Company management have discussed the foregoing matters with the Company’s independent registered public accounting firm, KPMG LLP.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated February 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: February 21, 2006	By:	/s/ William F. Stoll, Jr.
		Name:	William F. Stoll, Jr.
		Title:	Executive Vice President and Chief Legal Officer

Exhibit Index

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated February 21, 2006.

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